PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated January 16, 2013)	File No. 333-185214

MGT Capital Investments, Inc.

613,496 Shares of Common Stock

The Company registered certain warrants (the “Warrants”) in the Registration Statement on Form S-3 declared effective on January 15, 2013. In such registration statement, the Company registered an aggregate of 2,760,724 shares of common stock issuable upon the exercise of 2,760,724 Warrants to purchase common stock at $3.85 per share. As an inducement for the exercise of the remaining 613,496 Warrants, the Company has agreed to reduce the exercise price of the 613,496 warrants to $1.50 per share; provided that such warrants are exercised in full on December 10, 2013.

Our common stock is traded on the NYSE MKT LLC under the symbol "MGT." On December 9, 2013, the closing sale price of our common stock was $3.07 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $21,747,074, based on 8,208,635 shares of outstanding common stock, of which 7,015,184 are held by non-affiliates, and a price of per share, which was the average bid and ask price of a share of our common stock on December 6, 2013. On September 25, 2012, the Securities and Exchange Commission declared effective a registration statement on Form S-3 (the “September 2012 Registration Statement”). Pursuant to the September 2012 Registration Statement, we may offer from time to time any combination of our common stock preferred stock, debt, warrants, rights or units in one or more primary offerings up to a total of $10,000,000 of which to date we have sold $1,363,530 and may sell an additional $8,636,470 of securities. We have not offered any securities pursuant to General Instruction l.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this Prospectus Supplement.

Investing in our common stock involves risks. Before investing in our common stock you should carefully consider the risk factors described in "Risk Factors" in this prospectus supplement beginning on page S-6, and in other documents incorporated by reference, including our Annual Report on Form 10-K for our fiscal year ended December 31, 2012 and our Quarterly Report on Form 10-Q for our quarter ended September 30, 2013.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Company will receive gross proceeds of $920,244 upon the exercise of the Warrants less an 8% solicitation fee payable to Chardan Capital Markets, L.L.C.

We urge you to carefully read this prospectus supplement and the accompanying prospectus before you make your investment decision.

______________________________

The date of this prospectus supplement is December 10, 2013

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement and in the accompanying prospectus. Neither MGT Capital Investments, Inc. nor the sales manager has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither MGT Capital Investments, Inc. nor the sales manager is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to "MGT," "we," "our," "us" or similar references are to MGT Capital Investments,, Inc. and its consolidated subsidiaries.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a "shelf' registration statement that we filed with the Securities and Exchange Commission, or the SEC, using the SEC's shelf registration rules.

You should read both this prospectus supplement and the accompanying prospectus together with additional information described in this prospectus supplement in the section titled "Where You Can Find More Information." If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Any statement made in this prospectus supplement, in the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of the applicable document, or that information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects or other important facts or circumstances may have changed since those dates.

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FORWARD-LOOKING STATEMENTS AND IMPORTANT FACTORS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This prospectus supplement, the accompanying prospectus, and the documents incorporated herein or therein by reference contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus supplement, and the documents incorporated by reference herein, we discuss plans, expectations and objectives regarding our business, financial condition and results of operations. Without limiting the foregoing, statements that are in the future tense, and all statements accompanied by terms such as "believe," "project," "expect," "trend," "estimate," "forecast," "assume," "intend," "plan," "target," "anticipate," "outlook," "preliminary," "will likely result," "will continue," and variations thereof and similar terms are intended to be "forward-looking statements" as defined by federal securities laws. We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans and projections. Forward-looking statements are subject to risks and uncertainties, including those identified in the "Risk Factors" included in this prospectus supplement and in the documents incorporated by reference herein that may cause actual results to differ materially from those expressed or implied in the forward looking statements. Forward-looking statements speak only as of the date when they are made. Except as required by applicable law, we do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements. We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements are based upon, among other things, our assumptions with respect to:

•	Our history of losses;
•	Our need for additional capital;
•	The pace of technological change in our industry;
•	Our ability to gain commercial acceptance of our products;
•	Our ability to protect our intellectual property;
•	The outcome of litigation related to our intellectual property;
•	The effect of competition from other technologies;
•	Our dependence on key business and sales relationships; and
•	Our ability to attract and retain key executives and other highly skilled employees.

You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. As noted above, these forward-looking statements speak only as of the date when they are made. Moreover, in the future, we may make forward-looking statements through our senior management that involve the risk factors and other matters described in our most recent Annual Report on Form 10-K and in this prospectus supplement, as well as other risk factors subsequently identified, including, among others, those identified in our filings with the SEC in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

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SUMMARY

The following summary is provided solely for your convenience. It is not intended to be complete. You should read carefully this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein carefully, especially the risks discussed in the section titled "Risk Factors" beginning on page [S-5] of this prospectus supplement and in the documents incorporated by reference herein.

Our Business

MGT Capital Investments, Inc. (“MGT,” “the Company,” “we,” “us”) is a Delaware corporation, incorporated in 2000. The Company was originally incorporated in Utah in 1977. As of September 30, 2013, MGT is comprised of the parent company, majority-owned subsidiary MGT Gaming, Inc. (“MGT Gaming”) and wholly-owned subsidiaries Medicsight, Inc. (“Medicsight”), MGT Capital Solutions, Inc. (d/b/a “Hammercat Studios”), and MGT Sports, Inc. (“MGT Sports”) including its majority owned subsidiary FanTD LLC, (“FanTD”). Our Corporate office is located in Harrison, New York.

MGT and its subsidiaries are primarily engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space.

On April 16, 2013, the Company entered into an Asset Purchase Agreement to acquire certain assets and liabilities of Digital Angel Corporation, a developer and publisher of mobile games designed for tablets and smartphones. The transaction closed on April 30, 2013. On September 30, 2013, the Company entered into a nonexclusive license with Gammaker PTY to further develop and market such games in exchange for a 10% share of the gross revenues generated by Gammaker on such games

On May 20, 2013, MGT Sports completed the acquisition of 63% of the outstanding membership interests of FanTD LLC. FanTD operates a daily fantasy sports website at www.fanthrowdown.com. Launched in 2012, FanThrowdown.com offers players the opportunity to participate in real money daily fantasy gameplay for the NFL, MLB, NCAA (basketball & football), NHL, NBA and professional golf. Players select a roster of athletes across most popular sports, and winnings are determined by the same-day performance of these rosters. Daily fantasy sports compress the timeframe of traditional fantasy sports from multi-month seasons into 24-hour periods.

On September 3, 2013, MGT Capital Investments, Inc. (the “Company”) entered into a Contribution and Sale Agreement (the “Contribution Agreement”) by and among the Company, Gioia Systems, LLC. (“Gioia”) and MGT Interactive, LLC (“MGT Interactive”) whereby MGT Interactive acquired certain assets from Gioia which was the inventor and owner of a proprietary method of card shuffling for the online poker market. Trademarked under the name Real Deal Poker, the technology uses patented shuffling machines, along with permutation re-sequencing, allowing for the creation of up to 16,000 decks per minute in real time. The acquisition includes seven (7) U.S. Patents and several Internet URL addresses, including www.RealDealPoker.com. The information contained in such website is not part of this Current Report on Form 8-K. Pursuant to the Contribution Agreement, Gioia contributed the assets to MGT Interactive in exchange for a 49% interest in MGT Interactive and MGT contributed $200,000 to MGT Interactive in exchange for a 51% interest in MGT Interactive. The $200,000 contributed by the Company shall be utilized as working capital, which shall be used to cover the direct and associated costs relating to the achievement of a certification from Gaming Laboratories International (“GLI”). The Company has the right to acquire an additional 14% ownership interest in MGT Interactive from Gioia in exchange for a purchase price of $300,000 after GLI certification is obtained. Gioia, in turn, will have the right to re-acquire the 14% interest for a period of three years at a purchase price of $500,000. Gioia shall have the right to certain royalty payments from the Gross Rake payments, and any licensing or royalty income received by MGT Interactive.

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On November 11, 2013, MGT Capital Investments, Inc. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Agreement”) with MGT Capital Solutions, Inc., a wholly owned subsidiary of the Company, Avcom, Inc. and the shareholders and option holders of Avcom, Inc. (“Avcom”). Pursuant to the Agreement, the Company acquired 100% of the capital stock of Avcom. In consideration, the preferred stockholders of Avcom received $550,000 in value of the Company’s common stock and the common stockholders and option holders of Avcom will receive an aggregate of $1,000,000 in value of the Company’s common stock. The value of the Company’s common stock is based on the volume weighted average closing price for the 20 trading days prior to signing the Agreement. The Avcom acquisition closed on November 26, 2013.

One half of the issuance to the Avcom common stockholders and option holders was placed in escrow and will be released upon the later of (i) the commercial release of an agreed upon game or (ii) six (6) months after closing. In addition, the common stockholders may be awarded contingent consideration of $1,000,000 through the issuance of up to 333,000 of the Company’s common stock in the event that the game reaches $3,000,000 in gross revenues within 18 months of signing the Agreement. Although the Company is currently evaluating the accounting treatment of the Agreement, the Company believes that the acquisition will constitute a “Significant Acquisition” for accounting purposes.

Avcom is a game development studio producing free to play mobile and social casino-style games. Avcom’s assets include physical and intellectual property associated with Mobileveg.as and freeawesome.com, as well as a game under development titled “SlotChamp”. Prior to entering into the Agreement, Avcom had performed certain game development consulting services for the Company for which Avcom received an aggregate of $90,000 as consideration for such services.

MGT filed an application for a New Jersey Casino Service Industry Enterprise License (“CSIE”).   According to regulations promulgated by the New Jersey Division of Gaming Enforcement (NJDGE), companies providing Internet gaming software or systems, and vendors who manage, control, or administer games and associated wagers conducted through the Internet, must obtain a CSIE.

On September 30, 2006, the United States Congress passed the Unlawful Internet Gambling Enforcement Act of 2006 (“UIGEA”). The criminal provisions of UIGEA provide that no person engaged in the business of betting or wagering may knowingly accept directly or indirectly virtually any type of payment from a player in unlawful internet gambling (i.e. bets that are unlawful under other state or Federal laws). Fantasy sports are exempt from the definition of unlawful internet gambling provided that:

•	They are not based on the current membership of an actual sports team or in the score, point spread or performance of teams;
•	All prizes and awards are established and made known before the start of the contest;
•	Winning outcomes are based on the skill of the participants and predominately by accumulated statistics of individual performances of athletes, but not solely on a single performance of an athlete.

MGT Gaming Owns U.S. Patent No. 7,892,088 entitled “Gaming Device Having a Second Separate Bonusing Event” (“the ‘088 Patent”) relating to casino gaming systems and is seeking to enforce its proprietary rights against possible infringers. The “088 Patent relates to a gaming system in which a second game played on an interactive sign is triggered once specific events occur in a first game. On November 2, 2012, MGT Gaming filed a lawsuit in the United States District Court for the Southern District of Mississippi (Jackson Division) alleging patent infringement against multiple companies believed to be violating the ‘088 Patent. The lawsuit alleges the defendants Caesars Entertainment (NASDAQ GS: CZR) MGM Resorts International, Inc. (NYSE:MGM), WMS Gaming, Inc. – a subsidiary of WMS Industries, Inc. (NYSE: WMS), Penn National Gaming, Inc. (NASDAQ GS: PENN), and Aruze Gaming America, Inc. either manufacture, sell or lease gaming systems in violation of MGT Gaming’s patent rights, or operate casinos that offer gaming systems in violation of MGT Gaming’s patent rights. An amended version of the complaint was later filed on December 17, 2012. On August 6, 2013, the Company was issued United States Patent number 8,500,554 entitled, “Gaming Device Having a Second Bonusing Event” (the “554 Patent”). The 554 Patent is a contribution of the key patent already owned by the Company.

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The allegedly infringing products manufactured, distributed, used, sold and/or offered for sale by defendants include at least those identified under the trade names: “Pirate Battle,” “Battleship,” “Clue,” “Monopoly,” “Rich Life,” “Amazon Fishing Competition,” “Massive Fishing Competition,” Big Game Competition,” “Jackpot Battle Royal,” “Wizard of Oz Journey to Oz,” “The Great and Powerful Oz,” and “Paradise Fishing,”. On January 3, 2013, WMS (joined by Caesars and MGM) moved to sever the litigation against each defendant into separate actions and to transfer the action against WMS to the Northern District of Illinois and to dismiss the case. Later that same month defendants Aruze Gaming America, Inc. and Penn National Gaming, Inc. filed motions to dismiss and motions to transfer venue to Nevada and Pennsylvania, respectively. Responsive and reply briefs have been filed and these motions are now fully briefed. As of August 6, 2013, the court has not made any decisions on these motions. In addition, on March 21, 2013, Aruze filed a separate action in Nevada seeking a declaratory judgment that Aruze does not infringe the ‘088 Patent and/or that the ‘088 Patent is invalid or unenforceable. On June 25, 2013, the U.S. District Court for the Southern District of Mississippi issued a Notice of Hearing setting a Markman Hearing (also known as a Claims Construction Hearing) for June 5, 2014 at 9:00 AM local time in Jackson, MS before the Honorable District Judge Carlton W. Reeves.

Medicsight owns a medical imaging software product and a medical hardware device. The computer-aided detection software ColonCAD™ assists radiologists with detection of colorectal polyps, and has received regulatory approvals including CE Mark and U.S. Food and Drug Administration (“FDA”) clearance. The Company also has developed an automated carbon dioxide insufflation device and receives royalties on a per unit basis from an international manufacturer. On June 30, 2013, the Company completed the sale of its global patent portfolio of Medicsight to Samsung Electronics Co., Ltd. for gross proceeds of $1.5 million.

Our principal executive offices are located at 500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528 and our telephone number is (914) 630-7431.

We maintain a website www.mgtci.com. The information contained in our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

For additional information about us, you should refer to the information described in “Where You Can Find More Information” in this prospectus supplement.

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The Offering

Issuer:	MGT Capital Investments, Inc.

Securities Offered:	613,496 shares of common stock, $0.001 par value per share.

Number of shares of common
Stock to be outstanding
Immediately following this
Offering [1]	8,822,131 shares

Manner of Offering

Use of Proceeds:	We expect to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-6.

Risk Factors:	Investing in our common stock involves risks. See the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NYSE MKT LLC	MGT

1 The number of shares of our common stock to be outstanding immediately after this offering is based on 8,208,635 shares of our common stock outstanding as of December 9, 2013. That number does not include the shares issuable upon exercise or conversion of the following derivative securities outstanding on that date: (i) up to 920,825 shares of common stock issuable upon exercise of warrants, which are exercisable at prices ranging from $3.00 to $4.00 per share; and (ii) 15,748 shares of common stock issuable upon the conversion of 15,748 shares of Series A Convertible Preferred Stock.

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RISK FACTORS

Your investment in our shares of common stock is subject to certain risks. This prospectus supplement does not describe all of those risks. You should consult your own financial and legal advisors about the risks entailed by an investment in our shares of common stock and the suitability of your investment in our shares of common stock in light of your particular circumstances. For a discussion of some of the factors you should carefully consider before deciding to purchase any of our shares of common stock that may be offered, please read "Risk Factors" in the documents incorporated by reference herein, as well as those risk factors included below. Additional risks and uncertainties not currently known to us or that we currently seem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or a portion of your investment.

Risks Related to the Offering

Our management will have broad discretion over the use of net proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of the net proceeds from this offering and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our common stock. Our failure to use the net proceeds effectively could have a negative effect on our business and cause the price of our common stock to decline.

Additional Risks Related to our Business, Industry and an Investment in our Common Stock

For a discussion of additional risks associated with our business, our industry and an investment in our common stock, see the section entitled "Risk Factors" in our most recent annual report on Form 10-K for our fiscal year ended December 31, 2010, filed with the SEC on March 31, 2013, as amended on May 29, 2013, and in our quarterly reports on Form 10-Q for the quarterly period ended September 30, 2013, filed with the SEC on November 14, 2013, respectively, and any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities offered in this prospectus supplement for general corporate purposes, which may include the development and commercialization of our products and the acquisitions of businesses, products, technologies or licenses that are complementary to our business.

SELLING SHAREHOLDER

We registered an aggregate of 2,760,724 Resale Shares for resale by the Selling Shareholders identified in the Selling Shareholder table of the Registration Statement on Form S-3 declared effective on January 15, 2013. Substantially, all of such securities have been sold. Iroquois Master Fund Ltd. still owns 613,496 Warrants for which the Company has agreed to reduce the exercise price in order to induce the exercise of all of such Warrants on December 10, 2013. All expenses incurred with respect to the registration of the Common Stock were paid by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Shareholder in connection with the sale of such shares.

The Selling Shareholder may also resell all or a portion of its securities in reliance upon Rule 144 under the Securities Act provided that it meets the criteria and conform to the requirements of that rule or by any other available means.

The Selling Shareholder named below may from time to time offer and sell pursuant to this prospectus up to 613,496 shares of common stock. The shares of our Common Stock are issuable upon exercise of the Warrants issued in the November 2012 financing.

The following table sets forth:

·	the name of the Selling Shareholder;

·	the number and percent of shares of our Common Stock that the Selling Shareholder beneficially owned prior to the offering for resale of the shares under this prospectus;

·	the number of shares of our Common Stock that may be offered for resale for the account of the Selling Shareholder under this prospectus; and

·	the number and percent of shares of our Common Stock to be beneficially owned by the Selling Shareholder after the offering of the Resale Shares (assuming all of the offered Resale Shares are sold by the Selling Shareholder).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the Selling Shareholder may offer under this prospectus.

Except as noted in the footnotes to the table below, to our knowledge, the Selling Shareholder does not and has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. The Selling Shareholder is not a broker-dealer or an affiliate of a broker-dealer. See “Plan of Distribution” for additional information about the Selling Shareholder and the manner in which the Selling Shareholder may dispose of its shares. Beneficial ownership has been determined in accordance with the rules of the SEC, and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shares voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days. Our registration of these securities does not necessarily mean that the Selling Shareholder will sell any or all of the securities covered by this prospectus.

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			Number of Shares
	Shares Beneficially Owned	Number of Shares	Beneficially Owned After
Name of Shareholder	Prior to Offering Number	Offered	Offering
Iroquois Master Fund Ltd.(1)	712,234	613,496	98,738 (1.1%)

Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd. (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF.

PLAN OF DISTRIBUTION

The Selling Shareholder may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; and

•	through a combination of any such methods of sale.

The Selling Shareholder may sell the Shares pursuant to this prospectus.  The Selling Shareholder may also sell all or a portion of the Shares in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule or by any other available means.

To the best of our knowledge the Selling Shareholder has not entered into any agreements, understandings or arrangements with any underwriters, broker-dealers or agents regarding the sale of any securities covered by this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for Purchaser of shares, from Purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the common stock or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholder may also sell shares of the common stock short and deliver these securities to close out its short position, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder may be deemed underwriters within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed five percent (5%).

Because the Selling Shareholder may be deemed “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholder.

We agreed to keep the registration statement that this prospectus forms a part of continuously effective under the Securities Act until all securities covered by such registration statement have been sold, or may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

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LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York, will issue an opinion about the validity of the securities offered by the prospectus supplement.

EXPERTS

EisnerAmper LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule in our Annual Report on Form 10-K and Form 10-K(A) for the year ended December 31, 2012, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement, of which this prospectus supplement is a part. Our financial statements and schedules are incorporated by reference in reliance on Eisner Amper LLP’s report, given on its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC (including exhibits to such documents) at the SEC's Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov/ that contains reports, proxy statements and other information that we file electronically with the SEC.

This prospectus supplement and accompanying prospectus are part of a registration statement that we filed with the SEC. This prospectus supplement does not contain all of the information contained in that registration statement, including the exhibits to that registration statement. You can obtain a copy of that registration statement from the SEC at the address listed above or from the SEC's web site.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are "incorporating by reference" information into this prospectus supplement. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the initial filing of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement and the accompanying prospectus (except in each case the information contained in such documents to the extent "furnished" and not "filed"):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 29, 2013 and the 10-K, as amended on each of April 30, 2013, and May 31, 2013.
•	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 20, 2013, and the Form 10-Q for the quarter ended March 31, 2013 as amended, filed with the SEC on May 31, 2013; the Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the SEC on August 14, 2013 and the Form 10-Q for the fiscal year ended September 30, 2013, filed with the SEC on November 14, 2013;
•	Our current Reports on Form 8-K, filed with the SEC on each of April 17, 2013, April 26, 2013, April 29, 2013, May 7, 2013, May 17, 2013, May 24, 2013, June 7, 2013, June 13, 2013, June 25, 2013, June 27, 2013, June 28, 2013, July 10, 2013, July 23, 2013, August 2, 2013, September 9, 2013, October 3, 2013, November 13, 2013 and December 3, 2013; and
•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 26, 2013 and the Proxy Supplement dated August 26, 2013;

You may obtain copies, without charge, of documents incorporated by reference in this prospectus supplement, by requesting them in writing or by telephone from us at the address and phone number below. Exhibits to such documents will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

Robert Ladd, Chief Executive Officer

MGT Capital Investments, Inc.

500 Mamaroneck Avenue, Suite 204

Harrison, NY 10528

(914) 630-7431

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